Exhibit 10.22

September 23, 2016

Neuralstem, Inc.

20271 Goldenrod Lane, 2nd floor

Germantown, MD 20876

Re: Neuralstem, Inc. - Subscription for Shares of Common Stock

Ladies and Gentlemen:

The undersigned hereby acknowledges and agrees to the following:

1.       The undersigned hereby subscribes for shares totally an aggregate consideration of $10,000 (the “Shares”) of Common Stock, par value $0.01 per share, of Neuralstem, Inc., a Delaware corporation (the “Corporation”), at a price per share equal to the closing price of the Common Stock on September 23, 2016 in cash and in accordance with the instructions contained on Schedule A hereto;

2.       The undersigned (a) has a preexisting personal or business relationship with the Corporation or one or more of its officers or directors, or (b) by reason of the undersigned’s business or financial experience, or by reason of the business or financial experience of the undersigned’s financial advisor who is not affiliated with, and who is not compensated directly or indirectly by, the Corporation or any affiliate or selling agent of the Corporation, the undersigned is capable of evaluating the risks and merits of an investment in the Shares and or protecting the undersigned’s own interests in connection with the Shares;

3.       All of the Shares so received will be taken by the undersigned for its own account as an investment and not with a view to the distribution thereof;

4.       It is understood that the Corporation will issue the Shares without their registration under the Securities Act of 1933, as amended (the “Act”); therefore, the Shares may not be resold or transferred unless they are registered under the Act or unless an exemption from registration is available. The undersigned acknowledges that there are substantial restrictions on the transferability of the Shares and accordingly, it may not be possible for the undersigned to liquidate an investment in the Corporation;

5.       The undersigned hereby covenants and agrees that the undersigned will, from time to time if requested by the Corporation or its successors or assigns, do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, to the Corporation or its successors or assigns, such and all further acts, transfers, assignments, deeds, powers and assurances of title, and additional papers and instruments, and cause to be done all acts or things as often as may be proper or necessary for better conveying, transferring and assigning of all of the property hereby conveyed, transferred or assigned, and effectively to carry out the intent hereof, and to vest in the entire right, title and interest of the undersigned in and to all of the said property, and the undersigned will warrant and defend the same to the Corporation or its successors or assigns, forever against all claims or demands whatsoever.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be duly executed and delivered as of the date first above written.

Very truly yours,

By:

Jonathan Lloyd Jones

SCHEDULE A

On September 23, 2016, $10,000 will be deducted from Mr. Lloyd Jones’ paycheck from Neuralstem, Inc. in order to purchase the shares of common stock as described above.